SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                               FORM 8-K/A

                             CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of
                   the Securities Exchange Act of 1934

                             Date of Report
                           ------------------
                             June 26, 2000

                             INFe.com, Inc..
         ------------------------------------------------------
         (Exact name of registrant as specified in its Charter)

                                Florida
             ----------------------------------------------
             (State or other jurisdiction of incorporation)

                               000-28729
                       ------------------------
                       (Commission File Number)

                              11-3144463
                  ---------------------------------
                  (IRS Employer Identification No.)

                     8000 Towers Crescent Drive
                              Suite 640
                          Vienna, VA  22182
        ---------------------------------------------------
        (Address of principal executive offices) (Zip Code)

                           (703) 734-5650
        ----------------------------------------------------
        (Registrant's telephone number, including area code)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                           TABLE OF CONTENTS
                           -----------------

Item 2.  Acquisition or Disposition of Assets.......................... 3

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits for CLUBCOMPUTER.COM, INC. ...................... 3

         Independent Auditor's Report.................................. 4

         Statements of Operations and Retained Deficit................. 5
         December 31, 1999 and December 31, 1998

         Schedules of Operating Cash Flows............................. 6
         December 31, 1999 and December 31, 1998 - CLUBCOMPUTER.COM

         Notes to Financial Statements................................. 7

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits for INFe.com, Inc. .............................. 10

         Pro Forma Condensed Consolidated Balance Sheet (Unaudited).... 10

         Pro Forma Condensed Consolidated Statements of
         Operations (Unaudited)........................................ 11

         Notes to Financial Statements................................. 12

Signatures............................................................. 13


         Exhibit 23.1

         Consent of Hoffman, Morrison & Fitzgerald, P.C.

Item 2.   Acquisition or Disposition of Assets

   The purpose of this Amendment is to amend Item 2 and Item 7 to provide certain financial information with respect to the Merger (as defined below), which information was impracticable to provide at the time the Registrant filed the Current Report on Form 8-K dated April 28, 2000.

   On April 10, 2000, Infe.com, Inc. (the "Company") completed the acquisition of a significant number of assets from ClubComputer.com, Inc. of Nellysford, Va., pursuant to an Agreement for Sale of Assets. The terms provided for in the agreement are that the Seller will receive shares of the Company's common stock as consideration for the assets being purchased. A copy of the Agreement for Sale of Assets was attached to the 8-K filed on April 28, 2000 and marked as Exhibit "2.1" in the exhibit index.

   ClubComputer.com, Inc. is a business to consumer E commerce company that specializes in selling computer products and software over the internet. ClubComputer.com, Inc. has an active customer base of over 25,000 active subscribers and 100,000 total users. The Company purchased assets of ClubComputer.com, Inc. consisting as described in Exhibit 2.1, herein.

   Included within the purchase, is a perpetual license to use
ClubComputer.com, Inc.'s Java based proprietary E commerce software platform.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	The audited Statements of operations of ClubComputer.com as of
December 31, 1999 and December 31, 1998 with reports thereon are included herein.

                        CLUBCOMPUTER.COM, INC.


             STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
             AS OF DECEMBER 31, 1999 AND DECEMBER 31, 1998

                         AND REPORT THEREON



INDEPENDENT AUDITORS' REPORT

------------------------------------------------------------------------

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
	INFe.com, Inc.
	Vienna, Virginia

We have audited the accompanying statements of operations and retained deficit of CLUBCOMPUTER.COM, INC., (the "Company") for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the statements of operations and retained deficit are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and retained deficit. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the statements of operations and retained deficit. We believe that our audits of the statements of operations and retained deficit provide a reasonable basis for our opinion.

In our opinion, the statements of operations and retained deficit referred to above present fairly, in all material respects, the results of operations of CLUBCOMPUTER.COM, INC. for the years ended December 31, 1999 and 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note F to the financial statements, the Company's significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The schedule of cash flows is presented for purposes of additional analysis and is not a required part of the financial statements. The schedule of cash flows has been subjected to the auditing procedures applied during the audit of the financial statements and, in our opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

McLean, Virginia
June 9, 2000

ClubComputer.com, Inc.
Statements of Operations and Retained Deficit
-----------------------------------------------------------------------------

                                              For the year ended December 31,
                                                 1999               1998
                                             -------------      -------------

SALES, net                                   $   4,163,716      $     268,037

COST OF SALES                                    4,645,743            261,108
                                             -------------      -------------

        Gross profit                              (482,027)             6,929

Selling, general and administrative
expenses                                         3,766,213            292,340
                                             -------------      -------------

LOSS FROM OPERATIONS                            (4,248,240)          (285,411)

OTHER INCOME (EXPENSE):
   Interest income                                      55                  -
   Interest expense                                (20,493)           (16,735)
   Gain on sale of investments                     189,835                  -
   Other income                                     25,076                  -
                                             -------------      -------------

         Total other income (expense)              194,473            (16,735)
                                             -------------      -------------

LOSS BEFORE PROVISION (BENEFIT)
  FOR INCOME TAXES                              (4,053,767)          (302,146)

Provision (benefit) for income taxes                     -                  -
                                             -------------      -------------

NET LOSS                                        (4,053,767)          (302,146)

RETAINED DEFICIT, BEGINNING OF PERIOD             (309,363)            (7,217)
                                             -------------      -------------

RETAINED DEFICIT, END OF PERIOD              $  (4,363,130)     $    (309,363)
                                             =============      =============


------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements.

ClubComputer.com, Inc.
Schedules of Operating Cash Flows
-----------------------------------------------------------------------------

                                              For the year ended December 31,
                                                 1999               1998
                                             -------------      -------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Cash received from customers              $   4,325,249      $     270,890
   Cash paid to employees and vendors           (5,555,715)          (168,918)
   Interest received                                    55                  -
   Interest paid                                   (17,833)           (15,199)
                                             -------------      -------------
           Net cash provided by (used in)
           operating activities              $  (1,248,244)     $      86,773
                                             =============      =============


--------------------------------------------------------------------------
The accompanying notes are an integral part of these financial statements.

CLUBCOMPUTER.COM, INC.
Notes to Financial Statements

----------------------------------------------------------------------------

A.	ORGANIZATION

Club Computer, Inc., (the "Company"), was incorporated in the state of Maryland on November 15, 1997. The Company is engaged in marketing and selling computer systems, software and other related peripherals to individual members via their Internet web site, www.clubcomputer.com.

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of accounting - The accounts of the Company are maintained on the accrual basis of accounting whereby revenue is recognized when earned, and costs and expenses are recognized when incurred.

Basis of presentation - The financial statements, notes and additional schedules of operating cash flows are being presented based on reporting requirements of the Securities and Exchange Commission for businesses acquired. Other financial statements, including the balance sheets and the complete statements of cash flows, have been omitted, with the consent of the Securities and Exchange Commission, because the business purchase did not include the acquisition or assumption by the purchaser of any assets or liabilities reflected on the Company's historical balance sheet.

Use of estimates and assumptions - Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Accounts receivable - The Company uses the direct write-off method, which approximates generally accepted accounting principles, to account for amounts, if any, of its accounts receivable which are considered uncollectible.

Inventory - Inventory consists of computer systems, software and other related peripherals held for resale and is stated at lower of cost (on a first-in, first-out basis) or market.

Depreciation and amortization - Property and equipment are stated at cost. Depreciation and amortization is determined using the straight-line method over estimated useful lives of three years.

Advertising - The Company expenses all advertising costs as incurred. For the years ended December 31, 1999 and 1998, the total amount of advertising expense incurred was $2,139,164 and $42,402.

Comprehensive Income - Effective for financial statements for periods ending after December 15, 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting comprehensive income and its components. Entities that do not have items of other comprehensive income in any period presented are not required to report comprehensive income, accordingly the Company has not made any such disclosure in the statements presented herein.

Revenue recognition - Revenue is principally derived from memberships and sales of goods to members. Memberships are deferred and recognized over the term of the membership agreement, which is generally one year. Revenue from purchase transactions through the Company's web site is recognized when the product is shipped from a third-party vendor to the member.

Software development costs - SOP 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use", requires capitalization of external direct costs of materials and services consumed in developing or
obtaining internal-use software.   Amortization of software development
costs will begin when the software is ready for its intended use, which is generally after all substantial testing is complete.

CLUBCOMPUTER.COM, INC.
Notes to Financial Statements Contd..

----------------------------------------------------------------------------

Segment Information - Effective for financial statements for periods beginning after December 15, 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information." This pronouncement requires enterprises to report certain information about operating segments, including products and services, geographic areas of operations, and major customers. The Company has determined that it does not have any separately reportable business segments for the years ended December 31, 1999 and 1998.

Income Taxes - The Company, a C-corporation, accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The principal items relate primarily to differences between the accumulated depreciation and amortization for tax and book purposes.

INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 1999 and 1998 are as follows:

                                           1999            1998
                                        ---------       ---------
        Current                         $       -       $       -
	Deferred				-		-
                                        ---------       ---------
	Total provision (benefit)
                for income taxes        $       -       $       -
                                        =========       =========


Deferred tax assets consisted of the following at December 31:

                                          1999              1998
                                       ------------       ------------
Deferred tax assets:
   Net operating loss carryforwards    $  1,600,224       $    117,157
   Depreciation and amortization                877                  -
   Accrued vacation                          55,412                570
                                       ------------       ------------
   Gross deferred tax assets              1,656,513            117,727

Deferred tax liabilities:
   Depreciation and amortization        (         -)              (433)
                                       ------------       ------------

   Valuation allowance                  ( 1,656,513)          (117,294)
                                       ------------       ------------

Net deferred taxes                     $          -       $          -
                                       ============       ============


The Company has net operating loss carryforwards totaling approximately $4,211,000 for Federal and state income tax purposes that expire through the year 2019.

The net change in the valuation allowance for the years ended December 31, 1999 and 1998 was $1,539,219 and $117,294, respectively.

CLUBCOMPUTER.COM, INC.
Notes to Financial Statements Contd..

----------------------------------------------------------------------------

CONCENTRATIONS

The source for virtually all of the Company's merchandise sold on their Internet web site comes from one vendor.

E.	RELATED PARTY TRANSACTIONS

During 1999 and 1998, the Company was assisted by a related party to fund current operations through working capital advances and by obtaining other financing agreements for the Company.

F.	GOING CONCERN

As shown in the accompanying financial statements, the Company incurred a net loss of approximately $4.1 million during the year ended December 31, 1999, and as of that date, the Company has a retained deficit of approximately $4.4 million. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

SUBSEQUENT EVENT

On April 10, 2000, the Company closed on an agreement with INFe.com, Inc. (the "Buyer") to sell them a significant number of intangible assets relating to the Company's current operating activities in exchange for the Buyer's common stock valued at approximately $1.6 million. The Buyer has determined that the sale qualifies as the sale of a business under Item 310 of Regulation S-B.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (b) Unaudited Pro Forma Condensed Consolidated Financial Information are included herein.


INFe.COM, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
---------------------------------------------------------------------------

                                          November 30, 1999    Pro Forma         Pro Forma
                                          INFe.com, Inc.       Adjustments       As Adjusted
                                          -----------------    -----------       -----------

ASSETS

CURRENT ASSETS:
  Cash                                    $  117,227           $         -       $   117,227
  Certificate of deposit - restricted         50,000                     -            50,000
  Trade accounts receivable, net              32,880                     -            32,880
  Note receivable                                  -                     -                 -
                                          ----------           -----------       -----------
      Total current assets                   200,107                     -           200,107

PROPERTY AND EQUIPMENT, net                   24,246                     -            24,246

OTHER ASSETS                                  69,038             1,613,612 (1)     1,682,650
                                          ----------           -----------       -----------

                                          $  293,391           $ 1,613,612       $ 1,907,003
                                          ==========           ===========       ===========
LIABILITIES AND
  STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit - bank                   $   45,000           $         -       $    45,000
  Note payable                                12,245                     -            12,245
  Capital lease obligation                     4,589                     -             4,589
  Accounts payable                           122,958                     -           122,958
  Loan payable - shareholder                  41,616                     -            41,616
                                          ----------           -----------       -----------
      Total current liabilities              226,408                     -           226,408

NON CURRENT LIABILITIES                      313,258             1,613,612 (2)     1,606,620
                                                                  (320,250)(3)
                                          ----------           -----------       -----------
      Total liabilities                      539,666             1,293,362         1,833,028

COMMITMENTS AND CONTINGENCIES                      -                     -                 -

STOCKHOLDERS' DEFICIT                       (246,275)              320,250 (3)        73,975
                                          ----------           -----------       -----------

                                          $  293,391           $ 1,613,612       $ 1,907,003
                                          ==========           ===========       ===========

INFe.COM, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------

                                           For the               For the
                                       Nine Months Ended     Nine Months Ended
                                       November 30, 1999     December 31, 1999        Pro Forma        Pro Forma
                                       INFe.com, Inc.        ClubComputer.com, Inc.   Adjustments      As Adjusted
                                       -----------------     ------------------       -----------      -----------

REVENUE                                $      392,701        $     3,005,125          $         -      $    3,397,826

COST OF REVENUES                              234,832              3,489,752                    -           3,724,584
                                       --------------        ---------------          -----------      --------------
   Gross profit                               157,869               (484,627)                   -            (326,758)

OPERATING EXPENSES                            829,380              3,455,841                    -           4,285,221
                                       --------------        ---------------          -----------      --------------

   Loss from operations                      (671,511)            (3,940,468)                   -          (4,611,979)

OTHER (INCOME) EXPENSES:
   Bad debts                                    2,000                 10,298                    -              12,298
   Depreciation and amortization                9,449                 47,468              403,403 (4)         460,320
   Gain on sale of investment                       -               (189,835)                   -            (189,835)
   Other income                                     -                (25,030)                   -             (25,030)
   Interest income                                  -                    (55)                   -                 (55)
   Interest expense                             1,731                 16,975              126,709 (5)         145,415
                                       --------------        ---------------          -----------      --------------
     Total other (income) expenses             13,180               (140,179)             530,112             403,113
                                       --------------        ---------------          -----------      --------------

NET LOSS                               $     (684,691)       $    (3,800,289)         $  (530,112)     $   (5,015,092)
                                       ==============        ===============          ===========      ==============

Net loss per common share (basic)      $        -0.09                                                  $        -0.60 (6)
                                       ==============                                                  ==============
Weighted average number of common
  shares outstanding                        7,767,629                                                       8,321,492
                                       ==============                                                  ==============

Net loss per common share (diluted)    $        -0.09                                                  $        -0.60 (6)
                                       ==============                                                  ==============

Weighted average number of common
  shares outstanding                        7,767,629                                                       8,321,492
                                       ==============                                                  ==============


------------------------------

(1) To adjust assets acquired and liabilities assumed to their preliminary estimated fair values as of April 10, 2000, the closing date of the acquisition, based on the following allocation:

            Fair value of assets acquired:
              Intangibles                           $      1,613,612
            Fair value of liabilities assumed        (      -       )
                                                    ----------------
            Total purchase price                    $      1,613,612
                                                    ================

(2) To record the consideration issued by the Company to consummate the acquisition. Acquisition consideration consisted of the following:

            Common stock to be issued or issued
              at closing                            $      1,814,750
            Present value discount (discounted
              at 15% per annum)                             (201,238)
                                                    ----------------
                                                    $      1,613,612
                                                    ================

(3)   To record the issuance of the Company's common stock at closing.

(4) To record the amortization of intangibles over useful lives of three years.

(5) To record the amortization of discount related to the Company's liability for stock to be issued.

(6) Basic and diluted pro forma earnings per share is computed using the weighted average number of Company common shares outstanding during the period plus share of common stock issued as part of the acquisition.

INFe.COM, INC.
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information
----------------------------------------------------------------------------


Basis of presentation

INFe.com, Inc. (the "Company") acquired from ClubComputer.com, Inc. ("Club Computer") certain intangible assets, none of which were recorded on the historical balance sheet of the Club Computer, for approximately $1.6 million in April 2000, which has all been allocated to intangible assets in the Company's financial records. The pro forma adjustments reflect nine months of amortization expense, assuming the transaction had occurred on the first day of the nine months ended November 30, 1999. The value of the intangible assets would have been approximately $1.6 million, based on the preliminary estimated fair value of the common stock issued and to be issued.

Effective April 10, 2000, the Company acquired the intangible assets from Club Computer in exchange for acquisition consideration consisting of (1) 250,000 shares of the Company's restricted common stock at closing, and (2) seven equal installments of $250,000 in the Company's restricted common stock every three months from the date of closing. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at April 10, 2000, the date of the acquisition. Because the Company did not assume any liabilities of Club Computer, the entire purchase price has been allocated to intangibles. The intangible assets include the web site (www.clubcomputer.com), rights to user and subscription lists, a membership list, trademarks, goodwill, etc.

Pro forma financial statements are based on the unaudited historical information as of and for the nine months ended December 31, 1999. The information contained therein is not necessarily indicative of that which would have been attained had the transaction occurred at an earlier date and should be read in conjunction with the historical financial statements used in the preparation of such statements.

Pro forma adjustments

(1) To adjust assets acquired and liabilities assumed to their preliminary estimated fair values as of April 10, 2000, the closing date of the acquisition, based on the following allocation:

	Fair value of assets acquired:
          Intangibles                                   $      1,613,612
        Fair value of liabilities assumed                (      -       )
                                                        ----------------
        Total purchase price                            $      1,613,612
                                                        ================

(2) To record the consideration issued by the Company to consummate the acquisition. Acquisition consideration consisted of the following:

        Common stock to be issued or issued at
          closing                                       $      1,814,750
        Present value discount (discounted at
          15% per annum)                                        (201,238)
                                                        ----------------
                                                        $      1,613,612
                                                        ================

(3)   To record the issuance of the Company's common stock at closing.

(4) To record the amortization of intangibles over useful lives of three years.

(5) To record the amortization of discount related to the Company's liability for stock to be issued.

(6) Basic and diluted pro forma earnings per share is computed using the weighted average number of Company common shares outstanding during the period plus share of common stock issued as part of the acquisition.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

          (c)    Exhibits

2.1 Agreement for Sale of Assets dated as of April 10, 2000 (incorporated by reference to Current Report on Form 8-K filed on April 28, 2000).

23.1   Consent of Hoffman, Morrison & Fitzgerald, P.C.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INFe.com, Inc.

Date: June 26, 2000                       By:  /s/ Thomas M Richfield
                                             ------------------------------
                                             Thomas M Richfield
                                             Chief Executive Officer and
                                             President